Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of

The Ohio National Life Insurance Company and

Contract Owners of Ohio National Variable Account A:

We consent to the use of our report, dated April 5, 2017, on Ohio National Variable Account A’s financial statements included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in post-effective amendment no. 27 to File No. 333-156430 on Form N-4.

/s/ KPMG LLP

Columbus, Ohio

April 24, 2017

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
The Ohio National Life Insurance Company:

We consent to the use of our report, dated April 11, 2017, on The Ohio National Life Insurance Company and subsidiaries' financial statements included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information on Form N-4.

/s/ KPMG LLP

Columbus, Ohio

April 24, 2017